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                                                                   Exhibit 8.1
                                  [LETTERHEAD]


                                October 21, 1999



XOOM.com, Inc.
300 Montgomery Street, Suite 300
San Francisco, California 94104

Ladies and Gentlemen:

        We have acted as counsel to XOOM.com, Inc., a Delaware corporation ("Xoom.com"), in connection with that certain Registration Statement of NBC Internet, Inc., a Delaware corporation ("NBCi"), initially filed on Form S-4 with the Securities and Exchange Commission ("SEC") on July 12, 1999 (File no. 333-82639), and amended from time to time through the date hereof (the "Registration Statement"), which includes the proxy statement/prospectus of Xoom.com and NBCi (the "Proxy/Prospectus").

        We hereby confirm that the discussion under the caption "Material Federal Income Tax Consequences" in the Proxy/Prospectus expresses our opinion as to the material federal income tax consequences to the stockholders of Xoom.com with respect to those transactions contemplated by that certain Agreement and Plan of Contribution and Merger, dated as of May 9, 1999, as amended (the "Agreement"), among CNET, Inc, a Delaware corporation, Xoom.com, NBCi, Xenon 3 Inc., a Delaware corporation and a wholly-owned subsidiary of NBCi, and SNAP! LLC, a Delaware limited liability company, provided that such transactions are effected in accordance with the terms of the Agreement.

        We hereby consent to the reference to our firm name in the Registration Statement and the Proxy/Prospectus contained therein. In giving such consent, however, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

                                      Very truly yours,

                                      /s/ Morrison & Foerster LLP